EXHIBIT A(1)(A)


                           MATRIX UNIT TRUST, SERIES 1

                                 TRUST AGREEMENT

                                                           Dated: April __, 2002

     This Trust Agreement among Matrix Capital Group, Inc., as Depositor, Evaluator and Supervisor, and JPMorgan Chase Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Matrix Unit Trust, Effective for Unit Investment Trusts Investing in Mortgage-Backed Securities of the Modified Pass-Through Type guaranteed by the Government National Mortgage Association Established On and After April __, 2002 (Including Matrix Unit Trust, Series 1 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

    1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

    2. The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under "Understanding Your Investment-Statement of Financial Condition-Liability and Interest of Investors_Number of Units" in the Prospectus for the Trust.




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    3.  The aggregate number of Units described in Section 2.03(a) for the Trust is that number of Units set forth under "Understanding Your Investment-Statement of Financial Condition-Liability and Interest of Investors_Number of Units" in the Prospectus for the Trust.

    4. The term "First Settlement Date" shall mean the third Business Day following the Initial Date of Deposit.

    5. The term "Monthly Distribution Date" shall mean the "Distribution Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    6. The term "Monthly Record Date" shall mean the "Record Dates" set forth under "Investment Summary-Essential Information" in the Prospectus for the Trust.

    7. The aggregate annual compensation of the Depositor, Supervisor and Evaluator for all services provided under Sections 3.14, 4.01 and 5.03 shall be that dollar amount per 100 Units set forth under "Investment Summary-Fees and Expenses-Annual Operating Expenses-Supervisory, Evaluation and Administration fees" in the Prospectus for the Trust.

    8. The Trustee's annual compensation as set forth under Section 7.04, shall be $____ per Unit.
















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IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                                MATRIX CAPITAL GROUP, INC.


                                By
                                  -------------------------------------

                                Title
                                     ----------------------------------


                                JPMORGAN CHASE BANK


                                By
                                  -------------------------------------

                                Title
                                     ----------------------------------















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                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED

                                       IN

                           MATRIX UNIT TRUST, SERIES 1

          Incorporated herein by this reference and made a part hereof is the schedule set forth under "The Portfolio" in the Prospectus for the Trust.